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bluebird bio Adjourns Meeting of Stockholders and Announces Third Quarter Results Call

SOMERVILLE, Mass.--(BUSINESS WIRE)--Nov. 6, 2024 - bluebird bio, Inc. (NASDAQ: BLUE) (“bluebird bio” or the “Company”) today announced that it partially adjourned its annual meeting of stockholders (“Annual Meeting”) on Wednesday, November 6, 2024, to allow the Company to solicit additional votes to obtain approval of Proposal 4, a reverse stock split, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2024 (the “proxy statement”). The Company’s stockholders approved Proposals 1, 2, 5, 6 and 7, and did not approve Proposal 3 during the Annual Meeting held earlier today (all proposals as described in the proxy statement). The Annual Meeting will reconvene on December 4, 2024, solely with respect to Proposal 4, beginning at 8:30 AM ET at the Company’s offices at 455 Grand Union Boulevard, Somerville, MA. The record date as of the close of business on September 16, 2024, remains unchanged for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting.

Proposal 4 seeks stockholder approval to amend bluebird's Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company's common stock at a ratio ranging from any whole number between 1-for-15 and 1-for-20, as determined by the Company's board of directors in its discretion.

“bluebird’s gene therapies provide transformative – and even potentially curative – benefits to patients, but today, due to our current stock price, we are at risk of being de-listed from Nasdaq. In addition, further capital is required to reach our expected cash flow breakeven point in the second half of next year,” said Andrew Obenshain, chief executive officer, bluebird bio. “While bluebird is pursuing multiple sources of capital, those sources are not guaranteed. bluebird’s proposed reverse stock split (Proposal 4) is intended to support efforts to restore stockholder value and would provide the Company with flexibility as it considers financing options. Our priority in the coming weeks is engaging with stockholders to answer their questions and secure the votes to complete this important step.”

As previously announced, ISS and Glass Lewis, independent proxy advisory firms to thousands of institutional stockholders and pension funds, have both recommended in favor of the reverse stock split in Proposal 4.

bluebird bio’s board of directors strongly encourages that stockholders vote “FOR” Proposal 4.

While overall stockholder votes are in favor of Proposal 4 by approximately two to one, approval for the proposed reverse stock split requires a vote of more than 50 percent of the total shares outstanding.

Proxies previously submitted in respect of Proposal 4 will be voted at the adjourned Annual Meeting unless properly revoked. Stockholders who have previously submitted their proxy or otherwise voted in respect of Proposal 4 and who do not want to change their vote need not take any action.

Please follow the instructions shown on your proxy card or voting instruction form to vote your shares today. Stockholders who have questions or need assistance voting your shares, please contact Innisfree, bluebird’s proxy solicitor at 877-750-0854.

Third Quarter 2024 Results Call Date

bluebird bio also announced today that it will host a conference call to discuss third quarter 2024 results and business updates on Thursday, November 14, 2024 at 8:00 a.m. ET.

To access the live conference call via telephone, please register at this link to receive a dial in number and unique PIN.

To access the live webcast, please visit the “Events & Presentations” page within the Investors & Media section of the bluebird bio website at http://investor.bluebirdbio.com. A replay of the webcast will be available on the bluebird bio website for 90 days following the event.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.

With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

bluebird bio, LYFGENIA, ZYNTEGLO and SKYSONA are registered trademarks of bluebird bio, Inc. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, such as statements regarding bluebird’s ability to reach its expected cash flow breakeven point in the second half of 2025, the pursuit of various financing options, the impact of stockholder approval of Proposal 4, including the potential for Proposal 4 to support efforts to restore stockholder value and provide flexibility as the Company considers financing options, soliciting stockholders for additional votes to approve Proposal 4, and the time and date of the reconvened Annual Meeting. Such forward-looking statements are based on historical performance and current expectations and projections about bluebird’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond bluebird’s control and could cause bluebird’s future goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and

Exchange Commission. These risks and uncertainties include, but are not limited to: delays and challenges in bluebird’s commercialization and manufacturing of its products, including challenges in manufacturing vector for ZYNTEGLO and SKYSONA to meet current demand; the internal and external costs required for bluebird’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been, and may in the future be, higher than expected, which has caused bluebird, and may in the future cause bluebird, to use cash more quickly than it expects or change or curtail some of its plans or both; substantial doubt exists regarding bluebird’s ability to continue as a going concern; bluebird’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than bluebird’s assumptions; the risk that additional funding may not be available on acceptable terms, or at all; risks related to bluebird's loan agreement, including the risk that operating restrictions could adversely affect bluebird's ability to conduct its business, the risk that bluebird will not achieve milestones required to access future tranches under the agreement, and the risk that bluebird will fail to comply with covenants under the agreement, including with respect to required cash and revenue levels, which could result in an event of default; the risk that the efficacy and safety results from bluebird’s prior and ongoing clinical trials will not continue or be seen in the commercial context; the risk that the QTCs experience delays in their ability to enroll or treat patients; the risk that bluebird experiences delays in establishing operational readiness across its supply chain; the risk that there is not sufficient patient demand or payer reimbursement to support continued commercialization of the Company’s therapies; the risk of insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation, including the risk of hematologic malignancy; the risk that bluebird’s products, including LYFGENIA, will not be successfully commercialized; and risks related to compliance with Nasdaq continued listing requirements. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors & Media

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Jess Rowlands, 857-299-6103
jess.rowlands@bluebirdbio.com